UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 3, 2017

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the closing on January 3, 2017 of the acquisition by Ares Capital Corporation (NASDAQ:ARCC) (“ARCC”) of American Capital, Ltd. (“American Capital”), the Registrant, through its subsidiary Ares Capital Management LLC (“ACM LLC”), has provided previously announced financial support to ARCC.

As disclosed in the Registrant’s Current Report on Form 8-K filed on May 23, 2016, ACM LLC, which serves as investment adviser to ARCC, agreed to (i) provide approximately $275 million of cash to American Capital stockholders at closing to support ACM LLC’s acquisition of American Capital and (ii) waive up to $100 million in ARCC Part I Fees for ten calendar quarters, beginning in the second quarter of 2017, in amounts of up to $10 million of ARCC Part I Fees to the extent earned and payable by ACM LLC in each such quarter.  ARCC Part I Fees are quarterly performance fees paid to ACM LLC based on ACM LLC’s net investment income.

On January 3, 2017, the Registrant issued a press release with respect to the foregoing. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

99.1	Press Release of Ares Management, L.P., dated January 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: January 3, 2017

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary